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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-44785, 33-24970 and 33-70686 of Akorn, Inc. on Form S-8 of our report dated February 25, 2000 (which expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of Akorn, Inc. for the year ended December 31, 1999.



Deloitte & Touche LLP
Chicago, Illinois
March 28, 2000



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